EXHIBIT 10.46

                              EMPLOYMENT AGREEMENT

Agreement dated this    day of May, 1999, by and between Able Telcom Holding
Corp., with its address at 1601 Forum Place, Suite 1110, West Palm Beach, Florida, 33401, ("Employer"), and Michael Summers of 610 Mikelluke Circle, Papillion, NE 68046

                                  WITNESSETH:

WHEREAS, Employer is engaged in the telecommunication and fiber-optic, installation, construction and service business and the manufacture, sale and installation of highway signs and traffic control products, and

WHEREAS, Employer desires to employ Employee as its Chief Accounting Officer;
and

WHEREAS, Employer desires to avail itself of the services of the Employee in order that his knowledge and ability may be utilized in the conduct and development of the business and affairs of Employer; and

WHEREAS, Employee has evidenced his willingness to enter into an employment agreement with respect to his employment by Employer, pursuant to the terms and conditions hereinafter set forth.

NOW THEREFORE, is consideration of the foregoing and mutual promises and covenants herein contained, it is agree as follows:

1. EMPLOYMENT: DUTIES

Employee shall devote his full time to the performance of services as Chief Accounting Officer or to such other services as may from time to time be designated by the Company's President or Board of Directors. Employee agrees to perform Employee's services well and faithfully and to the best of Employee's ability to carry out the policies and directives of the Company.

2. FULL TIME EMPLOYMENT

Employee hereby accepts employment by Employer upon the terms and conditions contained herein and agrees that during the term of this Agreement, Employee shall devote all of his business time, attention and energies to the business of Employer.

3. TERM

Employee's employment hereunder shall be for a term of two (2) years to commence on June 1, 1999. This Agreement may be extended for an additional two year term after the initial term of two (2) years. The Employee/Employer must give a minimum of ninety (90) days prior written notice to the Employee/Employer that either party elects to have the Agreement terminate effective at the end of any term. If Employee violates a major provision of this Agreement, Employer may terminate this Agreement under the provisions of paragraph 5 of this agreement titled "Termination without Cause

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4. TERMINATION FOR CAUSE

Notwithstanding any other provision of this Agreement, Employee may be terminated on ninety (90) days notice without further benefits or compensation for any of the following reasons: a) misuse, misappropriation or embezzlement of any Employer property or funds; (b) conviction of a felony or, c) breach of any material provision of this Agreement.

5. TERMINATION WITHOUT CAUSE

Termination without cause can only be effected by an action of the CEO OR CFO. In the event of the termination without cause, the Employee will be paid severance pay equal to the term remaining in this agrement or 180, days which ever is less, plus regular company fringe benefits for the remaining term of the contract. Severance will be paid on the day of termination of $50,000 with the balance paid bi-weekly over the next 3 months.

6. COMPENSATION

As full compensation for the performance of his duties on behalf of Employer, Employee shall be conpensated bi-weekly at the annualized rate of $130,000. Employer shall reimburse Employee for the expenses incurred by Employee in connection with his duties hereunder, including travel and entertainment; such reimbursement to be made in accordance with regular Employer policy and upon presentation by Employee of the details of, and vouchers for, such expenses. Employee will be eligible for participation in any Employer bonus plan that may be established. Additionally Employee will be paid $10,000 on June 1, 1999.

7. OPTIONS

Employee will receive as at June 1, 1999 an option to purchase 40,000 shares of common stock with a strike price equal to the NASDAQ price at the close of business on June 1, 1999. Said option will vest as follows:

June 1, 1999              15,000
June 1, 2000              15,000
June 1, 2001              10,000

In the event of a change in control/ownership these options will vest immediately. Provided, however, neither the conversion of debt to equity nor any Transcore transaction shall effectuate said change of control/ownership.

8. FRINGE BENEFITS

During the term of this Agreement, Employer shall provide, at its sole expense, to the Employee hospitalization, major medical, life insuance and other fringe benefits on the same terms and conditions as it shall afford other management employees.

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9. UPON TERMINATION OF EMPLOYMENT

Subsequent to the termination of the employment of Employee, Employee will not interfere with or disrupt or attempt to disrupt Employer's business relationship with its customers or suppliers. Further, Employee will not solicit any of the employees of Employer to leave the Employer for a period of two (2) years following such termination. In addition, Employee agrees that all information received from principals and agents of Employer will be held in total confidence for a period of two (2) years following termination of employment, to the extent such information is proprietary and not generally available to the public or sources outside the company.

10. NOTICES

All notices hereunder shall be in writing and shall be sent to the parties at the respective addresses above set forth. All notices shall be delivered in person or given by registered or certified mail, postage prepaid, and shall be deemed to have been given when delivered in person or deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving notice to the other such change of address in the manner herein provided. Employer, or its management, directors, representatives, employees or affiliates will not make any public announcements or any other information related to Employee, directly or indirectly, without the express written consent of Employee, except as required by law or regulation

11. SEVERABILITY OF PROVISIONS

If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

12. ENTIRE AGREEMENT: MODIFICATION

All prior agreements (prior to June 1, 1999) with respect to the subject matter hereof between the parties are hereby cancelled. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

13. BINDING EFFECT

The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Employer, its successors and assigns, and upon the Employee and his legal representatives, heirs and legatees. This Agreement constitutes a personal service agreement, and the performance of the Employee's obligations hereunder may not be transferred or assigned by the Employee.

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14. NON-WAIVER

The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

15. GOVERNING LAW

This Agreement shall be construed and governed by the laws of the State of Florida.

16. ARBITRATION

Any controversy or claim arising under, out of, or in connection with this Agreement or any breach or claimed breach hereof, shall be settled by arbitration before the American Arbitration Association, in Palm Beach County, Florida, before a panel of three arbitrators, in accordance with its rules, and judgment upon any award rendered may be entered in any court having jurisdiction thereof.

17. HEADINGS

The headings of the paragraphs herein are inserted for convenience and shall not affect any interpretation of this Agreement.

IN WITNESS WHEREOF the parties have set their hands and seals this ____ day of May, 1999.

Witness:                                Employer: ABLE TELCOM HOLDING CORP.

By: __________________________________  By: ___________________________________
                                        Billy V. Ray
                                        Chief Executive Officer

Witness:                                Employee:

By: __________________________________  By: ___________________________________
                                        Michael Summers